UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Hydro One Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

483 Bay Street

North Tower, 15th Floor

Toronto, Ontario, Canada M5G 2P5

(Address of principal executive offices)(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.78% Medium-Term Notes due 2018	New York Stock Exchange, Inc.
4.59% Medium-Term Notes due 2043	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-190657

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of the Registrant’s Securities to be Registered.

The description of the 2.78% Medium-Term Notes due 2018 (the “2018 Notes”) and the 4.59% Medium Term Notes due 2043 (the “2043 Notes” and together with the 2018 Notes, the “Notes”) of Hydro One Inc., a corporation formed under the laws of Ontario, Canada (the “Registrant”), registered hereby is contained in the pricing supplements dated October 2, 2013 and under the heading “Description of Notes” in the base prospectus dated September 4, 2013 forming a part of the Registrant’s Registration Statement on Form F-10 (File No. 333-190657) declared effective by the Securities and Exchange Commission (the “Commission”) on September 6, 2013, and is hereby incorporated herein by reference.

The Registrant has filed an application to list the Notes on the New York Stock Exchange, Inc. (the “NYSE”). As of the date this registration statement is filed with the Commission, the NYSE has approved the listing, subject to official issuance. This Registration Statement on Form 8-A is being filed to list the Notes on the NYSE.

Item 2. Exhibits.

Exhibit No.	Document Description

4.1	Trust Indenture, dated June 4, 2001, between the Registrant and Computershare Trust Company of Canada (incorporated by reference to Hydro One Inc.’s Registration Statement on Form F-10, filed with the Commission on August 15, 2013)

4.2	Twenty-Second Supplemental Trust Indenture, dated July 29, 2011, between the Registrant and Computershare Trust Company of Canada (incorporated by reference to Hydro One Inc.’s Registration Statement on Form F-10, filed with the Commission on August 15, 2013)

4.3	Form of Twenty-Eighth Supplemental Trust Indenture, dated October 9, 2013, between the Registrant and Computershare Trust Company of Canada (includes form of 2.78% Medium-Term Note due 2018)

4.4	Form of Twenty-Ninth Supplemental Trust Indenture, dated October 9, 2013, between the Registrant and Computershare Trust Company of Canada (includes form of 4.59% Medium-Term Note due 2043)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: October 8, 2013

HYDRO ONE INC.

By:	/s/ Ali R. Suleman
Name: Ali R. Suleman Title: Vice President & Treasurer